   As filed with the Securities and Exchange Commission on February 7, 1997.
                                                Registration No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________

                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    75-1943604
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063
                                 P.O. BOX 619566
                              DFW, TEXAS 75261-9566
                                 (972) 409-1300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAELS STORES, INC.
                     AMENDED AND RESTATED 1992 NON-STATUTORY
                                STOCK OPTION PLAN
                            (Full title of the plan)

                               R. MICHAEL ROULEAU
                             CHIEF EXECUTIVE OFFICER
                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                              IRVING, TEXAS  75063
                                 (972) 409-1300
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 WITH COPIES TO:

           MARK V. BEASLEY, ESQ.          ROBERT L. ESTEP, ESQ.
           MICHAELS STORES, INC.       JONES, DAY, REAVIS & POGUE
          8000 BENT BRANCH DRIVE        2300 TRAMMELL CROW CENTER
            IRVING, TEXAS 75063             2001 ROSS AVENUE
              (972) 409-1300               DALLAS, TEXAS 75201
                                             (214) 220-3939

                                 _______________

                         CALCULATION OF REGISTRATION FEE

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                                      Proposed     Proposed
                                       Maximum      Maximum
Title of               Amount         Offering     Aggregate       Amount of
Securities to          to be          Price per     Offering     Registration
be Registered        Registered (1)   Share (2)     Price (2)       Fee (2)
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Common Stock, par
  value $0.10 per
  share............   1,500,000        $13.48      $20,223,077      $6,132
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1.   Represents shares issuable upon exercise of options granted or to be granted under the Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq National Market System on February 4, 1997.

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                                EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the description of the Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Michaels Stores, Inc. (the "Company") are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996 as amended by the Company's Form 10K/A (Amendment No. 1) to such annual report;

     (b) The Company's Prospectus, dated June 18, 1996, filed pursuant to rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

     (c) The Company's Quarterly Reports on Form 10-Q for the periods ended April 28, 1996, July 28, 1996 and October 28, 1996;

     (d) The Company's Current Reports on Form 8-K dated June 20, 1996, September 30, 1996 and January 22, 1997; and

     (e) The description of the Company's common stock, par value $0.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-11822), filed August 30, 1991.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of the Company.


                                     II-1
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     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, which appears as Exhibit 3.2 to this Registration Statement, which provides for indemnification of directors and officers.

     Reference is made to Article IX of the Company's amended Bylaws which appear as Exhibit 3.1 to this Registration Statement, which provides for indemnification of directors and officers.

     In addition, the Company has entered into Indemnity Agreements with certain of its executive officers and directors.

     The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    EXHIBIT
    NUMBER                            DESCRIPTION OF EXHIBIT
   --------                           ----------------------
     4.1       Form of Common Stock Certificate. (1)

     4.2       Restated Certificate of Incorporation of the Registrant. (2)


                                     II-2
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    EXHIBIT
    NUMBER                            DESCRIPTION OF EXHIBIT
   --------                           ----------------------
     5.1       Opinion of Jones, Day, Reavis & Pogue. (3)

    23.1       Consent of Ernst & Young LLP. (3)

    23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

    24.1       Power of attorney. (Included on Signature Page hereof.)

    99.1 Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan (3)

---------------
(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(3)  Filed herewith.


ITEM 9.  UNDERTAKINGS.

         A.  The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                                     II-4
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on February 6, 1997.

                                         MICHAELS STORES, INC.


                                         By:        /s/ SAM WYLY
                                            --------------------------------
                                                       Sam Wyly
                                                 Chairman of the Board


     Each person whose signature appears below authorizes R. Don Morris and Mark V. Beasley, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

        SIGNATURES                     TITLE
        ----------                     -----

  /s/ SAM WYLY
  ---------------------------     Chairman of the            February 6, 1997
  Sam Wyly                      Board of Directors

  /s/ CHARLES J. WYLY, JR.
  ---------------------------  Vice Chairman of the          February 6, 1997
  Charles J. Wyly, Jr.          Board of Directors

  /s/ R. MICHAEL ROULEAU
  ---------------------------  Chief Executive Officer       February 6, 1997
  R. Michael Rouleau           (Principal Executive
                                     Officer)

  /s/ R. DON MORRIS
  ---------------------------  Executive Vice President      February 6, 1997
  R. Don Morris                         and
                                Chief Financial Officer
                               (Principal Financial and
                                 Accounting Officer)
  /s/ EVAN A. WYLY
  ---------------------------  Vice President and Director   February 6, 1997
  Evan A. Wyly

  /s/ DONALD R. MILLER, JR.
  ---------------------------  Vice President and Director   February 6, 1997
  Donald R. Miller, Jr.

  /s/ MICHAEL C. FRENCH
  ---------------------------           Director             February 6, 1997
  Michael C. French

  /s/ DR. F. JAY TAYLOR
  ---------------------------           Director             February 6, 1997
  Dr. F. Jay Taylor


  ---------------------------           Director             February  , 1997
  Richard E. Hanlon


                                     II-5
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                              INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                            DESCRIPTION OF EXHIBIT
   --------                           ----------------------
     4.1       Form of Common Stock Certificate. (1)

     4.2       Restated Certificate of Incorporation of the Registrant. (2)

     5.1       Opinion of Jones, Day, Reavis & Pogue. (3)

    23.1       Consent of Ernst & Young LLP. (3)

    23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

    24.1       Power of attorney. (Included on Signature Page hereof.)

    99.1 Michaels Stores, Inc. Amended and Restated 1992 Non-Statutory Stock Option Plan (3)

---------------
(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(3)  Filed herewith.

                                     II-6